Exhibit 99.1

Piedmont Mining Company, Inc. Announces $600,000 Private Placement Financing

Reno, NV – July 26, 2007 - Piedmont Mining Company, Inc. (OTC BB: PIED) today announced that it completed a $600,000 equity private placement with accredited investors.  The private placement consisted of 3,750,000 Units with each Unit consisting of one share of Common Stock and either one half (1/2) or one (1) full two year warrant exercisable at $0.20 per share.  All of the Units were sold for $0.16 per Unit.  Some of these warrants are callable when the stock has a closing bid price in excess of $0.40 per share for 15 consecutive trading days.

The shares of common stock being sold have not been registered under the Securities Act of 1933, or any state securities laws, and will be sold in a private transaction under Regulation D. Unless the shares are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. Piedmont is obligated to register some of the shares being sold for resale on a registration statement to be filed within sixty (60) days following the close of the private placement.  Those shares that do not have registration rights do have “piggy back registration rights” entitling them to be registered in the next registration statement to be filed by the Company.

This announcement is made pursuant to SEC Rule 135 and shall not constitute an offer of any of the Company’s securities by the Company or any of the accredited investors participating in the private placement.

Robert M. Shields, Jr., CEO of Piedmont Mining Company, stated, “With this financing the Company plans to accelerate exploration and development of its portfolio of gold and silver properties”; funds will also be supplied for general corporate purposes.”

About Piedmont:
Piedmont is an exploration-stage company, exploring for gold and silver exclusively in the state of Nevada.  The Company has now entered into earn-in agreements with experienced exploration groups on seven gold and/or silver properties in Nevada.  Its Common Stock is traded on the OTC Bulletin Board under the symbol:  PIED.

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements by Robert M. Shields, Jr., CEO, and other statements related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and silver markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for precious minerals; unexpected difficulties in exploration; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of skilled miners; the need for additional capital and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

  Piedmont Mining Company, Inc. Reno, Nevada  www.piedmontmining.com
  Contact: Robert M. Shields, Jr.   212-734-9848
  Investor Relations: Susan Hahn & Associates:  212-986-6286